Exhibit 99.1

Elephant Talk Communications Announces Executive Appointments and New Board Member

NEW YORK, Dec. 17, 2015 /PRNewswire/ -- Elephant Talk Communications Corp. (NYSE MKT: ETAK) (“Elephant Talk” or the “Company”), a global provider of Software Defined Network Architecture (ET Software DNA® 2.0) platforms and cyber security solutions, today announced that the Company has made a series of executive and board appointments as part of its plan to restructure its global business under Hal Turner, recently appointed Executive Chairman.

The executive appointments and transitions include:

•	Mr. Gary Brandt has been named Chief Restructuring Officer of the Company responsible for leading the transition and reorganization of Elephant Talk’s global operations. In this capacity, Finance, Legal and Human Resources will report to him directly. Mr. Brandt has 35 years’ C-level and executive finance leadership experience in high technology environments serving at several public companies including Arbinet Corporation, Hydrogenics Corporation, SatCon Technology Inc., MCI, and Nortel.
•	Dr. Armin Hessler, formerly Co-President of Elephant Talk’s Mobile Platform business, has been appointed as Chief Operating Officer of the Company.
•	Mr. Robert Skaff has been elected as a new independent director replacing Mr. Jaime Bustillo. Mr. Skaff is the founder of DiNotte Lighting Hampton which has developed world-class OEM and recreational lighting products since 2005. Mr. Skaff was previously the president of ID Control, a manufacturer of patented mobile video equipment for police vehicles and was a principal and director of Management Information Systems at Johnson and Johnston Associates which was later acquired by a subsidiary of Japan Energy.
•	Tim Payne, currently President of ETNA, Elephant Talk’s North American operations has stepped down as the Interim CEO. Mr. Payne remains President of ETNA.

“When I assumed the role of Executive Chairman last month, one of my first priorities was to undertake an extensive top to bottom review of the Company. With today’s appointments, we have begun implementing the first of a number of critical improvements to our organizational structure, adding talent which we expect will improve our business operations, technological developments and our ability to deliver the best services and support to our growing customer base,” said Hal Turner, Executive Chairman of the Board of Elephant Talk Communications Corp. “With Gary Brandt’s appointment to lead the restructuring and the expansion of Armin Hessler’s responsibilities, we are building a foundation of world-class leadership to run our global business operations that will complement Elephant Talk’s world-class technology.  We expect to announce additional executive appointments in the first half of 2016.”

About Elephant Talk Communications Corp.:
Elephant Talk Communications Corp. (NYSE MKT: ETAK) is a global provider of mobile proprietary Software Defined Network Architecture (ET Software DNA® 2.0) platforms for the telecommunications industry. The Company empowers Mobile Network Operators (MNOs), Mobile Virtual Network Operators (MVNOs), Enablers (MVNEs) and Aggregators (MVNAs) with a full suite of applications, reliable industry expertise and high quality customer service without the need for substantial upfront investment. Elephant Talk counts several of the world’s leading MNOs and technology companies amongst its customers and partners, including Vodafone, T-Mobile, Zain, HP and Affirmed Networks. Visit: www.elephanttalk.com.

About ValidSoft UK Ltd.:
ValidSoft, a subsidiary of Elephant Talk Communications Corp., secures transactions using personal authentication and device assurance. We enable our customers to enhance their security while improving their user experience, utilising our multi-factor authentication platform, Voice Biometric engine and Device Trust technology, all of which may be used as ’stand-alone’ or integrated into multi-vendor solutions. ValidSoft serves multiple clients across the financial services, government and enterprise sectors and is the only company to have been granted four European Privacy Seals, reflecting its commitment to strong data privacy. Visit: www.validsoft.com.

Forward-Looking Statements:
Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Elephant Talk’s plans and objectives, projections, expectations and intentions (including, without limitation, Elephant Talk’s plans in regard to its ValidSoft subsidiary). These forward-looking statements are based on current expectations, estimates and projections about Elephant Talk’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Elephant Talk may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Elephant Talk also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Elephant Talk’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Elephant Talk.

Contacts:

Investor Contact:
Alan Sheinwald or Valter Pinto
Capital Markets Group, LLC
(914) 669-0222
valter@capmarketsgroup.com
www.CapMarketsGroup.com

Public Relations:
Michael Glickman
MWGCO, Inc.
917-397-2272
mike@mwgco.net